SECURITIES TRADING POLICY--
                         ACCESS DECISION MAKER EDITION

July 2000
Dear Mellon Financial Employee:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's Securities Trading Policy. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the Policy and consult it whenever you are unsure about appropriate actions. If you have seen the Policy previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the Policy can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,

Martin G. McGuinn
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

C
SOME THINGS YOU MUST DO

1. STATEMENT OF HOLDINGS--Provide to your Preclearance Compliance Officer a statement of all securities holdings within 10 days of becoming an ADM, and within 30 days after every quarter-end thereafter.

2. DUPLICATE STATEMENTS & CONFIRMATIONS--Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:
o    Trade confirmations summarizing each transaction
o    Periodic statements

Exhibit A can be used to notify your broker.

Contact your designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a beneficial interest.

3. PRECLEARANCE--Before initiating a securities transaction, written preclearance must be obtained from the designated Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:

o delivering or faxing the request to the designated Preclearance Compliance Officer, or

o    contacting  the  designated   Preclearance  Compliance  Officer  for  other
     available notification options.

Preclearance Request Forms can be obtained from the designated Preclearance Compliance Officer. If preclearance approval is received the trade should be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

4. CONTEMPORANEOUS DISCLOSURE--ADMs must obtain written authorization from the ADM's CIO or other Investment Ethics Committee designee prior to making or acting upon a portfolio recommendation in a security which they own personally.

5. PRIVATE PLACEMENTS--Purchases must be precleared by the Investment Ethics Committee. Prior holdings must be approved by the Investment Ethics Committee within 90 days of becoming an ADM. To initiate preclearance or approval, contact the Manager of Corporate Compliance.

6. IPOS--Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

7. MICRO-CAP SECURITIES--MCADMs are prohibited from purchasing any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition unless approved by the Investment Ethics Committee. MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to trading any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of trade. Any prior holding of such securities must be approved by the CIO.

SOME THINGS YOU MUST NOT DO MELLON SECURITIES--The following transactions in Mellon securities are prohibited for all Mellon employees:
o    Short sales
o    Purchasing and selling or selling and purchasing within 60 days
o    Purchasing or selling during a blackout period
o    Margin purchases or options other than employee options.

NON-MELLON SECURITIES
o Portfolio Managers are prohibited from purchasing/selling 7 days before or after a fund or other advised account transaction.
o For all ADMs, purchasing and selling or selling and purchasing the same or equivalent security within 60 days is discouraged, and any profits must be disgorged.

OTHER RESTRICTIONS are detailed throughout the Policy.
READ THE POLICY!
EXEMPTIONS

Preclearance is NOT required for certain other types of transactions, and transactions in certain other types of securities. See pages 9 & 10.

QUESTIONS?

Contact your designated Preclearance Compliance Officer. If you don't know who that is, call 412-234-1661.

QUICK REFERENCE-ACCESS DECISION MAKERS

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

INTRODUCTION ............................................................      1

Purpose .................................................................      1

CLASSIFICATION OF EMPLOYEES .............................................    2-3

ADMs, MCADMs Consultants, Independent Contractors,
and Temporary Employees .................................................      2

The Investment Ethics Committee .........................................      3

PERSONAL SECURITIES TRADING PRACTICES ...................................   4-21

Standards of Conduct for Access Decision Makers .........................   4-11

Conflict of Interest ....................................................      4

Material Nonpublic Information ..........................................      4

Brokers .................................................................      4

Personal Securities Transaction Reports .................................      5

Statement of Securities Accounts and Holdings ...........................      5

Quarterly Reporting .....................................................      6

Preclearance for Personal Securities Transactions .......................    6-7

Contemporaneous Disclosure ..............................................    7-8

Blackout Policy .........................................................      9

Exemptions from Requirement to Preclear .................................   9-10

Gifting of Securities ...................................................     10

DRIPs, DPPs, and AIPs ...................................................     10

Restricted List .........................................................     11

Confidential Treatment ..................................................     11

Restrictions on Transactions in Mellon Securities .......................  12-14

Mellon 401(k) Plan ......................................................     13

Mellon Employee Stock Options ...........................................     14

Restrictions on Transactions in Other Securities ........................  15-19

Initial Public Offerings ................................................     15

Micro-Cap Securities ....................................................  15-16

Private Placements ......................................................  16-17

Prohibition on Investments in Securities of Financial
Services Organizations ..................................................  17-18

Beneficial Ownership ....................................................     18

Non-Mellon Employee Benefit Plans .......................................     19

Protecting Confidential Information .....................................  19-21

Insider Trading and Tipping-Legal Prohibitions ..........................  19-20

Insider Trading and Tipping-Mellon's Policy .............................     21

The "Chinese Wall" ......................................................     21

GLOSSARY
Definitions .............................................................  22-28

Exhibit A - Sample Letter to Broker .....................................     29

TABLE OF CONTENTS
Page #
page 1

The Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon Employee.

Mellon and its employees are subject to certain laws and regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit & Risk Review Department.

Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.

SPECIAL EDITION

This edition of the Securities Trading Policy has been prepared especially for Access Decision Makers. If you believe you are not an Access Decision Maker, please contact your supervisor, designated Preclearance Compliance Officer or the Manager of Corporate Compliance to obtain the standard edition of the Policy.

PURPOSE

It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. Potential conflicts of interest are most acute with respect to personal securities trading by those employees most responsible for directing managed fund and account trades: portfolio managers and research analysts. In order to avoid even the appearance of impropriety, an Investment Ethics Committee has been formed. The Committee, in turn, has established the following practices which apply to Access Decision Makers. These practices do not limit the authority of any Mellon affiliate to impose additional restrictions or limitations.

INTRODUCTION
page 2

ACCESS DECISION MAKER (ADM)
MICRO-CAP ACCESS DECISION
MAKERS (MCADM)
CONSULTANTS, INDEPENDENT
CONTRACTORS AND TEMPORARY
EMPLOYEES

Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist the employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one or both of the following categories: Access Decision Maker and Micro-Cap Access Decision Maker. Appropriate requirements and limitations are specified in the Policy based upon the employee's classification. The Investment Ethics Committee will determine the classification of each employee based on the following guidelines.

A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. Portfolio managers in Mellon Private Capital Management are generally ADMs; other personal trust officers are generally not ADMs unless the investment discretion they exercise warrants ADM designation. Traders are not ADMs. Portfolio managers of funds which are limited to replicating an index are not ADMs.

An ADM designated as such by the Investment Ethics Committee. Generally, this will be ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a common equity market capitalization equal to or less than two-hundred fifty million dollars.

MCADMs are also ADMs.

Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information), but generally they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an ADM if the person were a Mellon employee, the person's manager should advise the Manager of Corporate Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

CLASSIFICATION OF EMPLOYEES
page 3

THE INVESTMENT ETHICS
COMMITTEE

The Investment Ethics Committee is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates.

The chief executive officer, senior investment officer and the Preclearance Compliance Officer at each Mellon investment affiliate, working together, will be designees of the Investment Ethics Committee. The Investment Ethics Committee will meet periodically to review the actions taken by its designees and to consider issues related to personal securities trading and investment activity by ADMs.

CLASSIFICATION OF EMPLOYEES
page 4

PERSONAL SECURITIES TRADING PRACTICES

STANDARDS OF CONDUCT FOR ACCESS DECISION MAKERS

CONFLICT OF INTEREST
MATERIAL NONPUBLIC INFORMATION
BROKERS

Because of their particular responsibilities, ADMs are subject to preclearance and personal securities reporting requirements, as discussed below.

Every ADM must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

No employee may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

Trading Accounts--All ADMs are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL SECURITIES TRADING PRACTICES

STATEMENT OF SECURITIES
ACCOUNTS AND HOLDONGS

Statements & Confirmations--All ADMs are required to instruct their broker, trust account manager or other entity through which they have a securities trading account to submit directly to the Manager of Corporate Compliance or designated Preclearance Compliance Officer copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other Exempt Securities as that term is defined in the glossary and the account has the capability to have reportable securities traded in it, the ADM maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance Officer. Exhibit A is an example of an instruction letter to a broker.

Other securities transactions which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance Officer within 10 days.

Within ten days of becoming an ADM and on an annual basis thereafter, all ADMs must submit to their designated Preclearance Compliance Officer:

o a listing of all securities trading accounts in which the employee has a beneficial interest.

o a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities.

The annual report must be completed upon the request of Corporate Compliance, and the information submitted must be current within 30 days of the request date the report is submitted. The annual statement of securities holdings contains an acknowledgment that the ADM has read and complied with this Policy.

PERSONAL SECURITIES TRANSACTIONS
REPORTS
page 6

PERSONAL SECURITIES TRADING PRACTICES

QUARTERLY REPORTING
PRECLEARANCE FOR PERSONAL
SECURITIES TRANSACTIONS

ADMs are required to submit quarterly to their Preclearance Compliance Officer the Quarterly Securities Report. This report must be submitted within 30 days of each quarter end and includes information on:

o    securities  beneficially  owned at any time during the  quarter  which were also either recommended for a transaction or in the portfolio managed by the ADM during the quarter.
o    positions obtained in private placements.
o securities of issuers with a common equity market capitalization of $250 million or less at security acquisition or at the date designated by the Preclearance Compliance Officer, whichever is later, which were beneficially owned at any time during the quarter.
o Securities transactions which were not completed through a brokerage account, such as gifts inheritances, spin-offs from securities held outside brokerage accounts, or other transfers. A form for making this report can be obtained from your designated Preclearance Compliance Officer or from the Securities Trading Site on the Mellon intranet.

All ADMs must notify the designated Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security for their own accounts. ADMs should refer to the provisions under "Beneficial Ownership" on page 18, which are applicable to these provisions.

All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer. The designated Preclearance Compliance Officer will notify the ADM whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the designated Preclearance Compliance Officer to the ADM. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility  of  the  ADM to  obtain  a  written  record  of  the  designated
Preclearance   Compliance  Officer's   notification  within  48  hours  of  such
notification. The ADM should retain a copy of this written record for at least two years.

As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance response anything regarding the security for which preclearance was requested.

page 7
PERSONAL SECURITIES TRADING PRACTICES

PRECLEARANCE FOR PERSONAL
SECURITIES TRANSACTIONS
(cont.)
CONTEMPORANEOUS DISCLOSURE

Although making a preclearance request does not obligate an ADM to do the transaction, it should be noted that:
o Preclearance requests should not be made for a transaction that the ADM does not intend to make.
o The order for a transaction should be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade by the close of business on the next business day, at which time the preclearance authorization will expire.
o ADMs should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the ADM is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.
o Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained. There are additional preapproval requirements for initial public offerings, micro-cap securities and private placements. See page 15 to 17. ADMs must obtain written authorization prior to making or acting upon a portfolio recommendation in a security which they own personally. This authorization must be obtained from the ADM's CIO/CEO or other Investment Ethics Committee designee immediately prior to the first such portfolio recommendation in a particular security in a calendar month. The following personal securities holdings are exempt from the requirement to obtain written authorization immediately preceding a portfolio recommendation or transaction:
o    Exempt Securities (see glossary).
o Securities held in accounts over which the ADM has no investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual knowledge that such account is currently holding the same or equivalent security at the time of the portfolio recommendation.
o Personal holdings of equity securities of the top 200 issuers on the Russell list of largest publicly traded companies.
o Personal equity holdings of securities of non-US issuers with a common equity market capitalization of $20 billion or more.
o Personal holdings of debt securities which do not have a conversion feature and are rated BBB or better.
o Personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index.

page 8
PERSONAL SECURITIES TRADING PRACTICES

CONTEMPORANEOUS DISCLOSURE
(cont.)

o    Personal holdings of Portfolio Managers in Mellon Private Capital

Management and Mellon Private Asset Management if the Portfolio Manager exactly replicates the model or clone portfolio. A disclosure form is required if the Portfolio Manager recommends securities which are not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts. Disclosure forms are also required when the Portfolio Manager recommends individual securities to clients, even if Mellon shares control of the investment process with other parties.

If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a disclosure form for authorization by the CIO/CEO or designee, immediately prior to the first recommendation or transaction in the security in the current calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month as long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Once  the   CIO/CEO's   authorization   is  obtained,   the  ADM  may  make  the
recommendation or trade the security in the managed portfolio without the Preclearance Compliance Officeris signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the CIO/CEOis authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM's files. The ADM is responsible for following-up with the Preclearance Compliance Officer in the event a completed form is not returned to the ADM within 5 business days. It is recommended that the ADM retain completed forms for two years.

A listing of Investment Ethics Committee designees, a listing of the Russell 200, and the personal securities disclosure forms are available on the Mellon intranet, or can be obtained from your designated Preclearance Compliance Officer.

page 9
PERSONAL SECURITIES TRADING PRACTICES

BLACKOUT POLICY
EXEMPTIONS FROM REQUIREMENT
TO PRECLEAR

Except as described below, ADMs will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

In addition, portfolio managers (except index fund managers) are prohibited from buying or selling a security within seven calendar days before and after their investment company or managed account has effected a transaction in that security. In addition to other appropriate sanctions, if such ADM effects such a personal transaction during that period, the individual must disgorge any and all profit realized from such transaction. The amount of the disgorgement will be determined by the Investment Ethics Committee.

Exceptions--Regardless of any restrictions above, ADMs will generally be given clearance to buy or sell up to the greater of 100 shares or $10,000 of securities of the top 500 issuers on the Russell list of largest publicly traded companies. In addition, ADMs will be exempt from the 7-day disgorgement for the described transactions (but not the disgorgement for short-term/60-day trading). An ADM is limited to two such purchases or two such sales in the securities of any one issuer in any calendar month.

Preclearance is not required for the following transactions:
o    purchases or sales of Exempt Securities (see Glossary);
o purchases or sales of securities issued by non-affiliated closedend investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;
o purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may be maintained, without being subject to preclearance procedures, only when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;
o transactions that are non-volitional on the part of an employee (such as stock dividends);
o the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

page 10
PERSONAL SECURITIES TRADING PRACTICES

o    changes to elections in the Mellon 401(k) plan;
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o    sales of rights acquired from an issuer, as described above; and/or
o sales effected pursuant to a bona fide tender offer. ADMs desiring to make a bona fide gift of securities or who receive a bona fide gift of securities do not need to preclear the transaction. However, ADMs must report such bona fide gifts to the designated Preclearance Compliance Officer. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.

Certain companies with publicly traded securities establish:
o Dividend reinvestment plans (DRIPs)--These permit shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered by many DRIPs to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").
o Direct Purchase Plans (DPPs)--These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.
o Automatic Investment Plans (AIPs)--These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

Participation in a DRIP, DPP or AIP is voluntary.

ADMs who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

ADMs must preclear all optional cash purchases through a DRIP and all purchases through a DPP. ADMs must also preclear all sales through a DRIP, DPP or AIP.

EXEMPTIONS FROM REQUIREMENT
TO PRECLEAR
(cont.)
GIFTING OF SECURITIES
DRIPS, DPPS AND AIPS
page 11
PERSONAL SECURITIES TRADING PRACTICES

RESTRICTED LIST
CONFIDENTIAL TREATMENT

Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for ADMs in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its ADMs from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

The Manager of Corporate Compliance and/or Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from ADMs are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

PERSONAL SECURITIES TRADING PRACTICES

Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" on page 18 for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

o    Short Sales--Short sales of Mellon securities by employees are prohibited.
o Short Term Trading--ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanctions, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.
o Margin Transactions--Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.
o Option Transactions--Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.
o Major Mellon Events--Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

page 12
RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

PERSONAL SECURITIES TRADING PRACTICES

o Mellon Blackout Period--Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December 16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

For purposes of the blackout period and the short term trading rule, employees' changing their existing account balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

o Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However:
o with respect to ADMs, any profits realized on short term changes in the 401(k) will not have to be disgorged.
o changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule.

(Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Employees are not required to preclear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

MELLON 401(K) PLAN
page 14

PERSONAL SECURITIES TRADING PRACTICES

Receipt--Your receipt of an employee stock option from Mellon is not deemed to be a purchase of a security. Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

Exercises--The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

"Cashless" Exercises--The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

Sales--The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

MELLON EMPLOYEE STOCK
OPTIONS

PERSONAL SECURITIES TRADING PRACTICES

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" on page 18, which is applicable to the following restrictions.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

The following restrictions apply to all securities transactions by ADMs:

o Customer Transactions--Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.
o Excessive Trading, Naked Options--Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.
o Front Running--Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.
o Initial Public Offerings--ADMs are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering
     (IPO) without the approval of the Investment Ethics Committee. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the ADM. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.
o Material Nonpublic Information--Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.
o Micro-Cap Securities--Unless specifically authorized in writing by the Investment Ethics Committee, MCADMs are prohibited from voluntarily obtaining beneficial ownership of any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition. If any MCADM

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES page 16

PERSONAL SECURITIES TRADING PRACTICES

involuntarily acquires such a micro-cap security through inheritance, gift, or spin-off, this fact must be disclosed in a memo to the MCADM's Preclearance Compliance Officer within 10 business days of the MCADM's knowledge of this fact. A copy of this memo should be attached to the MCADM's next Quarterly Securities Report. A form for making this report can be obtained from your designated Preclearance Compliance Officer. MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to voluntarily obtaining, or disposing of, a beneficial ownership of any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of acquisition.

MCADMs who have prior holdings of securities of an issuer with a common equity market capitalization of $250 million or less must disclose on their next
Quarterly Securities Report that they have not yet received CIO/CEO authorization for these holdings. The Preclearance Compliance Officer will utilize these forms to request the appropriate authorizations.

o Private Placements--Participation in private placements is prohibited without the prior written approval of the Investment Ethics Committee. The Committee will generally not approve an ADM's acquiring, in a private placement, beneficial ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM's fund complex.

Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

When considering requests for participation in private placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment by an ADM. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. The Investment Ethics Committee will also consider whether a fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

PERSONAL SECURITIES TRADING PRACTICES

ADMs who have prior holdings of securities obtained in a private placement must request the written authorization of the Investment Ethics Committee to continue holding the security. This request for authorization must be initiated within 90 days of becoming an ADM.

To request authorization for prior holdings or new proposed acquisitions of securities issued in an eligible private placement, contact the Manager of Corporate Compliance.

o Scalping--Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

o Short Term Trading--ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management. Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.

You are prohibited from acquiring any security issued by a financial services organization if you are:

o    a member of the Mellon Senior Management Committee.
o    employed in any of the following departments:
o    Corporate Strategy & Development
o    Legal (Pittsburgh only)
o    Finance (Pittsburgh only)
o an employee specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

Financial Services Organizations--The term "security issued by a financial services organization" includes any security issued by:

o    Commercial Banks other than Mellon

o    Bank Holding Companies other than Mellon

o    Insurance Companies

o    Investment Advisory Companies

o    Shareholder Servicing Companies

o    Thrifts

o    Savings and Loan Associations

o    Broker/Dealers

o    Transfer Agents

o    Other Depository Institutions

PROHIBITION ON INVESTMENTS IN
SECURITIES OF FINANCIAL SERVICES
ORGANIZATIONS

PERSONAL SECURITIES TRADING PRACTICES

PROHIBITION ON INVESTMENTS IN
SECURITIES OF FINANCIAL SERVICES
ORGANIZATIONS
(cont.)

BENEFICIAL OWNERSHIP

The term "securities issued by a financial services organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

Effective Date--Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition.

Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.

The provisions of the Policy apply to transactions in the employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including: o accounts of a spouse, minor children or relatives to whom substantial support is contributed;

o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o    corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

NON-MELLON EMPLOYEE
BENEFIT PLANS
INSIDER TRADING AND TIPPING
LEGAL PROHIBITIONS

PERSONAL SECURITIES TRADING PRACTICES

PROTECTING CONFIDENTIAL INFORMATION

The provisions discussed above do not apply to transactions done under a bona fide employee benefits plan administered by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.

As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

o a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;
o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;
o    dividend declarations or changes;
o    extraordinary borrowings or liquidity problems;
o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;
o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

INSIDER TRADING AND TIPPING
LEGAL PROHIBITIONS
(cont.)

PERSONAL SECURITIES TRADING PRACTICES

o    pending  discoveries  or  developments,  such as new  products,  sources of
     materials,  patents,  processes,   inventions  or  discoveries  of  mineral
     deposits;
o    a proposal or agreement concerning a financial restructuring;
o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;
o    a significant expansion or contraction of operations;
o    information about major contracts or increases or decreases in orders;
o the institution of, or a development in, litigation or a regulatory proceeding;
o    developments regarding a company's senior management;
o    information about a company received from a director of that company; and
o information regarding a company's possible noncompliance with environmental protection laws.

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

"Nonpublic"--Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

PERSONAL SECURITIES TRADING PRACTICES

Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.
Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material non-public information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

MELLON'S POLICY
RESTRICTIONS ON THE FLOW OF
INFORMATION WITHIN MELLON
(THE "CHINESE WALL")

GLOSSARY

o 40-ACT ENTITY-A Mellon entity registered under the Investment Company Act and/or the Investment Advisers Act of 1940.
o ACCESS DECISION MAKER-A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.
o ACCESS PERSON-As defined by Rule 17j-1 under the Investment Company Act of 1940, "access person" means:

(A) With respect to a registered investment company or an investment adviser thereof, any director, officer, general partner, or advisory person (see definition below), of such investment company or investment adviser;

(B) With respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment company for which the principal underwriter so acts, or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations to such investment company regarding the purchase or sale of securities.

(C) Notwithstanding the provisions of paragraph (A) hereinabove, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendations, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation will be made, to any such investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

(D) An investment adviser is "primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients" when, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of (i) its total sales and revenues, and (ii) its income (or loss) before income taxes and extraordinary items, from such other business or businesses.

DEFINITIONS

GLOSSARY

o ADVISORY PERSON of a registered investment company or an investment adviser thereof means:

(A) Any employee of such company or investment adviser (or any company in a control relationship to such investment company or investment adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

(B) Any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

o    APPROVAL-written consent or written notice of non-objection.
o BENEFICIAL OWNERSHIP-The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of employee to read the definition and based on that definition, determine whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying his/her determination.

Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee. Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of any contract, understanding, relationship, agreement or other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the employee, but which have not been transferred into the employee's name on the books of the company; securities which the employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or

GLOSSARY

o BENEFICIAL OWNERSHIP-definition continued the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or revest title in himself at once, or at some future time. In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement.

With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse. To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in

GLOSSARY

o BENEFICIAL OWNERSHIP-definition continued portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the employee may include security holdings of other members of his family, the employee may nonetheless disclaim beneficial ownership of such securities.

o "CHINESE WALL" POLICY-procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

o DIRECT FAMILY RELATION-employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the preceding plus, where appropriate, the following prefixes/suffix: grand-, step-, foster-, half- and -in-law.

o DISCRETIONARY TRADING ACCOUNT-an account over which the employee has no direct or indirect control over the investment decision making process.

o EMPLOYEE-any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees; does not include consultants and contract or temporary employees.

o    EXEMPT SECURITIES-Exempt Securities are defined as:

o    direct obligations of the government of the United States;

o    high quality short-term debt instruments;

o    bankers' acceptances;

o    bank certificates of deposit and time deposits;

o    commercial paper;

o    repurchase agreements;

o    securities issued by open-end investment companies;

o    FAMILY RELATION-see direct family relation.

GLOSSARY

o GENERAL COUNSEL-General Counsel of Mellon Financial Corporation or any person to whom relevant authority is delegated by the General Counsel.

o INDEX FUND-an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

o INITIAL PUBLIC OFFERING (IPO)-the first offering of a company's securities to the public through an allocation by the underwriter.

o INVESTMENT CLUB- is a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of an investment club participates in the investment decision making process, Insider Risk Employees, Investment Employees and Access Decision Makers belonging to such investment clubs must preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider Risk Employees, Investment Employees and Access Decision Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

o INVESTMENT COMPANY-a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

o INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:

o    President  and  Chief  Investment   Officer  of  The  Dreyfus   Corporation
     (Committee Chair)

o    General Counsel, Mellon Financial Corporation

o    Chief Risk Management Officer, Mellon Trust

o    Manager of Corporate Compliance, Mellon Financial Corporation

o    Corporate Chief Auditor, Mellon Financial Corporation

GLOSSARY

o    Chief Investment Officer, Mellon Private Asset Management

o    Executive Officer of a Mellon investment adviser (rotating membership)

The Committee has oversight of issues related to personal securities trading and investment activity by Access Decision Makers.

o MANAGER OF CORPORATE COMPLIANCE-the employee within the Audit & Risk Review Department of Mellon Financial Corporation who is responsible for administering the Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

o MELLON-Mellon Financial Corporation and all of its direct and indirect subsidiaries.

o OPTION-a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

o    Call Options

If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

o    Put Options

If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table describing the above:

Transaction Type
Option Type Buy Sale
Put Sale of Purchase of
Underlying Security Underlying Security
Call Purchase of Sale of
Underlying Security Underlying Security

GLOSSARY

o PRECLEARANCE COMPLIANCE OFFICER-a person designated by the Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

o    PRIVATE   PLACEMENT-an   offering  of   securities   that  is  exempt  from
     registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited partnerships.

o SENIOR MANAGEMENT COMMITTEE-the Senior Management Committee of Mellon Financial Corporation.

o SHORT SALE-the sale of a security that is not owned by the seller at the time of the trade.

Date
Broker ABC
Street Address
City, State ZIP
Re: John Smith & Mary Smith
Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

Manager, Corporate Compliance
Mellon Financial Corporation
PO Box 3130 Pittsburgh, PA 15230-3130

or

Preclearance Compliance Officer
(obtain address from your designated Preclearance Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,

Employee

cc: Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

EXHIBIT A-SAMPLE INSTRUCTION
LETTER TO BROKER

C

C

Corporate Compliance
www.mellon.com
Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001
CO-1045 Rev. 06/00 PD 06/00